                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              HEALTHAXIS.COM, INC.


                  HEALTHAXIS.COM, INC., a Pennsylvania corporation (the "Corporation"), acting pursuant to Section 1522 of the Pennsylvania Business Corporation Law, does hereby submit the following Amended and Restated Certificate of Designation of Series and Determination of Rights and Preferences of its Convertible Series B Preferred Stock (the "Series B Preferred Stock").

                  FIRST:  The name of the Corporation is HealthAxis.com, Inc.

                  SECOND: By unanimous written consent of the Board of Directors of the Corporation, dated December 8, 1999, the following resolutions were duly adopted:

                  WHEREAS the Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by the provisions of
Article 5 of the Corporation's Amended and Restated Articles of Incorporation, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences and limitations of the shares of each series; and

                  NOW, THEREFORE, BE IT RESOLVED that pursuant to Article 5 of the Corporation's Amended and Restated Articles of Incorporation, the designation, rights, preferences, powers, restrictions and limitations applicable to the Series B Preferred Stock be and hereby are revised and set forth in this Amended and Restated Certificate of Designation which supplements
Article 5 as follows:

1.       Dividends.

         (a) The holder of each share of Series B Preferred Stock shall be entitled to receive such dividends as declared by the Board of Directors of the Corporation in its discretion, out of funds legally available for that purpose, provided that, such dividends if payable in cash shall be at least equal to $0.13 per share unless dividends per share in excess of $0.13 per share are paid to any other holder of Capital Stock of the Corporation in which event the dividend payable to each holder of the Series B Preferred Stock shall equal $0.13 per share plus an amount equal to such holder's pro rata portion of any dividend declared by the Board of Directors of the Corporation and payable to all other holders of Capital Stock in excess of $0.13 per share. Dividends on each share of Series B Preferred Stock, if and when declared, shall accrue from the applicable date of declaration so that if at any time Accrued Dividends (as hereinafter defined) upon the Series B Preferred Stock shall not have been paid, the amount and deficiency in such dividends shall be fully paid (but without interest) with respect to dividends which have been declared on the shares of the Series B Preferred Stock or any share of Preferred Stock of the Corporation which is junior to the Series B Preferred Stock with respect to the payment of dividends or distribution of assets of the Corporation or both (the "Junior Stock"), and a sum sufficient for the payment thereof shall have been set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made shares of Common Stock or any Junior Stock, and before any sum or sums shall be set aside for or applied to the purchase or redemption of any shares of Common Stock or the Junior Stock, other than the repurchase by the Corporation of shares of Common Stock from any employee thereof upon cessation of their employment, which shall under all circumstances be permitted notwithstanding the foregoing.

         (b) "Accrued Dividends" shall mean that amount that shall be equal to dividends declared by the Board of Directors, on the Series B Preferred Stock (plus any other dividends declared but unpaid) for the period of time elapsed from the declaration date by the Board to the date as of which Accrued Dividends are to be paid less an amount equal to all dividends paid on the Series B Preferred Stock through the date of calculation thereof.

         (c) "set apart for payment" shall be deemed to include the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors of the Corporation, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that if any funds for any class of series of Junior Stock or any class of series of stock ranking on a parity with the Series B Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

2. Liquidation.

         (a) Upon a Liquidation (as defined below), after payment or provision for payment of the debts and other liabilities of the Corporation and all amounts which the holder of any class of capital stock ranking senior to the Series B Preferred Stock shall be entitled to receive upon such Liquidation:

                  (i) the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to the holders of Common Stock, Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other Junior Stock, out of the remaining assets of the Corporation available for distribution to its stockholders with respect to each share of Series B Preferred Stock, an amount (the "Series B Preference Amount") per share of Series B Preferred equal to the sum of (A) $4.396279 (the "Original Issuance Price" of the Series B Preferred Stock) and (B) all Accrued Dividends payable with respect to such share under Section 1. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series B Preferred Stock the full respective Series B Preference Amounts to which they shall be entitled, the holders of Series B Preferred Stock shall share ratably in any distribution of assets based on the amounts which would be payable to them on or with respect to the shares of Series B Preferred Stock held by them upon such distribution pursuant to this
Section 2 as if all amounts payable on or with respect to such shares were paid in full.

                  (ii) After distribution to the holders of Series B Preferred Stock of the full Series B Preference Amount set forth in Section 2(a)(i), the holders of Series C Preferred Stock and Series D Preferred Stock, on a pari passu basis, shall be entitled to receive, prior and in preference to the holders of Common Stock and Series A Preferred Stock, out of the remaining assets of the Corporation available for distribution to its stockholders with respect to each share of Series C Preferred Stock an amount per share of Series C Preferred Stock equal to its liquidation preference as currently provided (the "Series C Preference Amount" ) and with respect to each share of Series D Preferred Stock an amount per share of Series D Preferred Stock equal to its liquidation preference as currently provided (the "Series D Preference Amount"). If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series C and Series D Preferred Stock the full Series C Preference Amounts and Series D Preference Amounts, respectively to which they shall be entitled, the holders of Series C and Series D Preferred Stock shall share ratably in any distribution of assets based on the amounts which would be payable to them on or with respect to the shares of Series C or Series D Preferred Stock held by them upon such distribution pursuant to this Section 2 as if all amounts payable on or with respect to such shares were paid in full.

                  (iii) After the distribution to the holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock the full amounts of their preferences, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to the holders of Common Stock, out of the remaining assets of the Corporation available for distribution to its stockholders with respect to each share of Series A Preferred Stock an amount per share of Series A Preferred Stock equal to its liquidation preference as currently provided (the "Series A Preference Amount"). If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock the full respective Series A Preference Amounts to which they shall be entitled, the holders of Series A Preferred Stock shall share ratably in any distribution of assets based on the amounts which would be payable to them on or with respect to the shares of Series A Preferred Stock held by them upon such distribution pursuant to this Section 2 as if all amounts payable on or with respect to such shares were paid in full.

                  (iv) After distribution to the holders of Series B Preferred Stock of the full Series B Preference Amount as set forth in Section 2(a)(i), distribution to holders of Series C Preferred Stock of the full Series C Preference Amount and to holders of Series D Preferred Stock of the full Series D Preference Amount set forth in Section 2(a)(ii), and distribution to the holders of Series A Preferred Stock of the full Series A Preference Amount as set forth in Section 2(a)(iii), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock shall be entitled to receive, on a pari passu basis (determined, in the case of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred Stock, on an "as converted" basis), the remaining assets of the Corporation available for distribution to its stockholders.

         (b) For purposes of this Section 2, a Corporate Transaction (as defined below) shall be treated as a Liquidation and shall entitle the holders of Preferred Stock to receive, upon the consummation of such Corporate Transaction, consideration in the same form as is to be provided in such Corporate Transaction (whether cash, securities, other property or any combination thereof), having a value (as determined in accordance with the next sentence) equivalent to the amounts to which such holders of each series of Preferred Stock outstanding would otherwise have been entitled pursuant to Section 2(a) assuming such Corporate Transaction had constituted a Liquidation within the meaning of said Section 2(a).

         (c) As used herein, the following terms shall have the following respective meanings:

                  (i) "Corporate Transaction" means (A) any consolidation or merger of the Corporation, other than any merger or consolidation resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors holding a majority of the capital stock of the surviving or resulting entity entitled to vote for the election of directors, (B) any person or entity (including any affiliates thereof) becoming the holder of a majority of the capital stock of the Corporation entitled to vote for the election of directors, or (C) any sale or other disposition by the Corporation of all or substantially all of its assets. Notwithstanding the foregoing, the merger of the Corporation with Insurdata Incorporated shall not constitute a Corporate Transaction.

                  (ii) "liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction.

                  (iii) "Original Issuance Date" means the date of original issuance of the first share of Series B Preferred Stock.

3. Optional Redemption.

         (a) Subject to Section 3(c), each holder of Series B Preferred Stock shall have the option, exercisable upon request by the holders of 51% of the outstanding shares of Series B Preferred Stock within six months after the later of the occurrence, or the notice thereof, of any Trigger Event (as hereinafter defined) (the "Optional Redemption Period") to cause the Corporation to redeem any or all, and the Corporation shall (unless prohibited by law) so redeem any or all (the "Optional Redemption"), of the number of shares of Series B Preferred Stock requested by such holder to be redeemed, at a redemption price per share (the "Optional Redemption Price") equal to the Original Issuance Price (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), plus an amount that would yield a total annualized return of 10% calculated daily and compounded annually from the later to occur of (i) the Original Issuance Date and (ii) the date on which a holder acquires shares of Series B Preferred Stock, through the date of Redemption.

         (b) Notice of the exercise of the redemption option (the "Notice of Exercise") pursuant to Section 3(a) shall be sent by first-class certified mail, postage prepaid and return receipt requested, or by overnight courier to the Corporation. The Corporation shall, within fifteen (15) days of receipt of the Notice of Exercise, send notice to those holders of Series B Preferred Stock who sent the Notice of Exercise informing them of whether the Corporation is legally permitted to effectuate the Optional Redemption. If the Corporation is legally permitted to effectuate the Optional Redemption, then at any time during the Optional Redemption Period, the holders of record of shares of Series B Preferred Stock shall, as to the shares of Series B Preferred Stock to be redeemed on such date, be entitled to receive payment in cash of the Optional Redemption Price with respect to such Series B Preferred Stock simultaneous with actual delivery to the Corporation or its agent of the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

         (c) "Trigger Event" shall mean (i) January 31, 2002, if by such time the Corporation has not consummated an underwritten public offering for the account of the Corporation of Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, at a net offering price per share of Common Stock that represents a pre-offering market capitalization of no less than $150,000,000 and with aggregate proceeds (net of underwriting discounts and commissions) to the Corporation of not less than $25,000,000, (ii) failure to renew by the Corporation or any material breach by any party other than America Online, Inc.("AOL") or termination of the Amended and Restated Marketing Interactive Agreement dated as of February 1, 1998 (the "Original Agreement"), by and between Provident Health Services, Inc.("PHS") and AOL, as amended by the First Amendment to the Original Agreement dated as of November 10, 1998, by and between AOL, the Corporation and PHS in accordance with its terms, (iii) the date of the occurrence of a Liquidation, (iv) March 31, 1999, if by such time the Corporation has not consummated a Qualified Financing, or
(v) May 31, 1999, if by such time the Corporation has not consummated a Second Qualified Financing.

         (d) "Qualified Financing" shall mean the consummation by the Corporation of an equity financing, in a single transaction or series or related transactions, yielding aggregate gross proceeds to the Corporation of not less than $7,000,000 at a price per share of Common Stock equal to at least $3.74 (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, recapitalization or like occurrences).

         (e) "Second Qualified Financing" shall mean the consummation by the Corporation of an equity financing, in a single transaction or series or related transactions, yielding aggregate gross proceeds to the Corporation of not less than $3,500,000 at a price per share of Common Stock equal to at least $3.74 (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, recapitalization or like occurrences).

         (f) Anything contained herein to the contrary notwithstanding, the holders of shares of Series B Preferred Stock exercising their optional redemption rights under this Section 3 shall have the right, exercisable at any time during the Optional Redemption Period, to convert all or any part of such shares into shares of Common Stock pursuant to Section 5 hereof.

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4. Voting Rights.

         (a) In addition to the rights provided by law or in the Corporation's By-laws, each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the nearest whole number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant to Section 5. Except as provided in paragraph (b) below or as otherwise provided by law, the holders of Series B Preferred Stock, shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

         (b) The Corporation shall not, without the affirmative consent or approval of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, voting as a separate class:

                   (1) authorize, create, designate or establish any class or series of capital stock or other security or other instrument convertible into or exchangeable for any security ranking senior or pari passu with the Series B Preferred Stock or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series B Preferred Stock;

                   (2) in any other manner amend or modify the powers, privileges, preferences, or rights, or qualifications, limitations or restrictions of the Series B Preferred Stock as to materially adversely affect the holders thereof;

                  (3) amend the Amended and Restated Articles of Incorporation of the Corporation so as to materially adversely affect the powers, preferences or rights, or qualification, limitations or restrictions, of the shares of Series B Preferred Stock;

                  (4) amend the By-laws of the Corporation in any manner that would materially adversely affect the powers, preferences or rights, or qualifications, limitations or restrictions of the Series B Preferred Stock;

                  (5) consummate any Corporate Transaction;

                  (6) increase or decrease the total number of authorized shares of Series B Preferred Stock;

                  (7) directly or indirectly pay or declare any dividend or make any distribution upon, or redeem, retire or repurchase or otherwise acquire, any shares of capital stock or other securities of the Corporation (other than the repurchase of Common Stock from employees upon termination or employment);

                  (8) consummate any transaction whereby the Corporation shall obtain control, directly or indirectly, of an insurance Corporation;

                  (9) effect any change in or enter into any business other than the business conducted by the Corporation on the Original Issuance Date.

5. Optional Conversion.

         (a) Upon the terms set forth in this Section 5, the holder of shares of Series B Preferred Stock shall have the right, at the holder's option, at any time and from time to time, to convert any of such shares into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the Original Issuance Price of the Series B Preferred Stock by (ii) the Conversion Price (as defined below) therefor, as last adjusted and then in effect, by surrender of the certificates representing the shares of Series B Preferred Stock to be converted. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Series B Preferred Stock shall initially be the Original Issuance Price for the Series B Preferred Stock (the "Conversion Price"), subject to adjustment as set forth in paragraph (d) below.

      (b) The holder of the shares of Series B Preferred Stock may exercise the conversion right pursuant to paragraph (a) above by delivering to the Corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the "Conversion Date"). As promptly as practicable thereafter, the Corporation shall issue and deliver to at such holder's address appearing on the Corporation's records or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (c) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (c) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. The number of full shares of Common Stock issuable upon conversion of Series B Preferred Stock shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board of Directors and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

         (d) The Conversion Price applicable to the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) If the Corporation shall at any time during the period beginning on the Original Issuance Date and ending on the date of the consummation of the Second Qualified Financing issue any shares of Common Stock (including shares of Common Stock deemed to be issued pursuant to Subdivision
(3) of clause (iii) below) other than Excluded Stock (as defined in clause (iv) below), without consideration or for a consideration per share less than the Conversion Price applicable to the Series B Preferred Stock in effect immediately prior to each such issuance of equity, then the applicable Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the amount of such lower consideration per share.

                  (ii) If the Corporation shall at any time or from time to time after the date of the consummation of the Second Qualified Financing issue any shares of Common Stock (including shares of Common Stock deemed to be issued pursuant to subdivision (3) of clause (iv) below) other than Excluded Stock (as defined in clause (iv) below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series B Preferred Stock in effect immediately prior to the issuance of such Common Stock, then the applicable Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                           (1) an amount equal to the sum of (x) the total
number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of clause (iii) below) immediately prior to such issuance, multiplied by the applicable Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

                           (2) the total number of shares of Common Stock
outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of clause (iii) below) immediately after the issuance of such Common Stock.

                  (iii) For the purposes of any adjustment of the Conversion Price pursuant to clauses (i) and (ii) above, the following provisions shall be applicable:

                           (1) In the case of the issuance of Common Stock for
cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

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                           (2) In the case of the issuance of Common Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof (such Fair Market Value being determined as provided in the definition thereof but with reference to such consideration), irrespective of any accounting treatment.

                           (3) The issuance after the Original Issuance Date of
options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities shall be deemed to be an issuance of Common Stock for purposes of clauses (i) and (ii) above. In the case of any such issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    a. the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    b. the aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                                    c. on any change in the number of shares or
exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such securities, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                                    d. on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                  (iv) "Excluded Stock" means (A) up to 8,600,000 shares of Common Stock, and options therefor, issued or granted from time to time to employees, directors and officers of and consultants to the Corporation pursuant to agreements, plans or arrangements approved by the Board of Directors; (B) shares of Common Stock issued upon conversion of shares of any series of Preferred Stock; (C) shares of Common Stock issued by the Corporation as a stock dividend or upon any subdivision, split-up or combination of shares of Common Stock; and (D) shares of Common Stock issued in the Qualified Financing only if the issuance price of such Common Stock is no less than 85% of the Original Issuance Price so long as the Corporation does not agree to provide any purchaser of Common Stock pursuant to such Qualified Financing with additional contractual rights that are related to such issuance or otherwise provide such purchaser with additional value.

                  (v) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holder of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                  (vi) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (vii) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock), each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation or merger (unless, in the case of a consolidation or merger, payment shall have been made to the holders of Series B Preferred Stock of the full amount to which they shall have been entitled pursuant to Section 2 hereof) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                  (viii) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

                  (ix) In any case in which the provisions of this paragraph (d) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (c) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

         (e) Whenever the Conversion Price shall be adjusted as provided in paragraph (d), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series B Preferred Stock as to which the Conversion Price shall be so adjusted at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (f) below.

         (f) If the Corporation shall propose to take any action of the types described in clauses (v), (vi) or (vii) of paragraph (d) above, the Corporation shall give notice to each holder of shares of Series B Preferred Stock, in the manner set forth in paragraph (e) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

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

         (g) The Corporation shall reserve, and at all times from and after the date of Original Issuance Date keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series B Preferred Stock.

         (h) At any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of shares of Series B Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Series B Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 4 with respect to the rights of such holder of shares of Series B Preferred Stock.

6. Mandatory Conversion.

         (a) Upon the earlier of: (i) the consummation of the first underwritten public offering for the account of the Corporation of its Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, at a net offering price per share of Common Stock that represents a pre-offering market capitalization of no less than $200,000,000 and with aggregate proceeds (net of underwriting discounts and commissions) to the Corporation of not less than $25,000,000 (a "Qualified Public Offering"); or (ii) the consummation of a Qualified Merger of the Corporation, each share of Series B Preferred Stock then outstanding shall, by virtue of and simultaneously with such Qualified Public Offering or Qualified Merger (as the case may be), be deemed automatically converted into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (i) the Original Issuance Price of the Series B Preferred Stock by (ii) the applicable Conversion Price, as last adjusted and then in effect.

         (b) As promptly as practicable after the date of consummation of any Qualified Public Offering or Qualified Merger (as the case may be) and the delivery to the Corporation of the certificate or certificates for the shares of Series B Preferred Stock which have been converted, duly endorsed or assigned in blank to the Corporation (if required by it), the Corporation shall issue and deliver to or upon the written order of each holder of Series B Preferred Stock, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, and a cash amount in respect of any fractional interest in a share of Common Stock as provided in paragraph (c) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock of record on the date of such Qualified Public Offering or Qualified Merger (as the case may be) and on such date the shares of Series B Preferred Stock shall cease to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

         (c) For purposes of this Section, the term "Qualified Merger" shall mean an upstream merger of the Corporation with Provident American Corporation ("Provident") or the merger of the Corporation with a wholly-owned subsidiary of Provident pursuant to which the Corporation shall be the only operating subsidiary of Provident and Provident's only operations shall be within the Corporation upon the following conditions:

                  (i) the merger is approved, in addition to such vote as may otherwise be required by applicable law, by a majority vote of holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Corporation;

                  (ii) the Corporation receives a fairness opinion from BancBoston Robertson Stephens Inc (or such other investment banking firm as approved by a majority vote of holders of the Series B, Series C and Series D Preferred Stock) which approval shall not be unreasonably withheld, indicating that the merger is fair to the stockholders of the Corporation, other than Provident and its subsidiaries, from a financial point of view;

                  (iii) the securities to be issued to holders of the Preferred Stock upon the completion of the merger shall be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, freely tradeable and listed on a national securities exchange or quoted on the NASDAQ Stock Market; and

                  (iv) the resulting entity has a market capitalization of at least $200,000,000.

         (d) The Conversion Price in effect for purposes of a Qualified Public Offering or Qualified Merger under this Section 6 shall be determined after giving effect to the Conversion Price adjustment provisions set forth in Section 5 with respect to such Qualified Public Offering or Qualified Merger, as applicable, in the same manner as they apply to the conversion of Series B Preferred Stock pursuant to Section 5.


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